                                                                    EXHIBIT 10.5
                                                                    ------------

                             EMPLOYMENT AGREEMENT
                             --------------------


          THIS EMPLOYMENT AGREEMENT (the "Agreement"), entered into September 22, 1997, by and among McKesson Corporation, a Delaware corporation (the "Company"), AmeriSource Corporation, a Delaware corporation ("Patriot") and R. David Yost (the "Executive"), effective as of the Effective Time.

          WHEREAS, the Executive is presently employed by Patriot as President and CEO; and

          WHEREAS, the Company, Patriot and a wholly-owned subsidiary of the Company ("Newco") have entered into an Agreement and Plan of Merger, dated September 22, 1997 (the "Merger Agreement"), pursuant to which Newco will be merged with and into Patriot at the Effective Time (as defined in the Merger Agreement), with Patriot thereafter becoming a wholly-owned subsidiary of the Company; and

          WHEREAS, each of the Company and Patriot has determined that it is in its best interest and the best interests of its shareholders that the Company retain the services of the Executive on and following the Effective Time; and

          WHEREAS, the Executive is willing to provide services to the Company on the terms and conditions set forth in this Agreement;

          NOW THEREFORE, in consideration of the mutual covenants contained herein, the parties hereby agree as follows:

          1.   Employment.  The Company agrees to employ the Executive, and the
               ----------
Executive agrees to be employed by the Company, upon the terms and conditions hereinafter provided in this Agreement, for a period commencing at the Effective Time and continuing for three years thereafter (the "Term"); provided, however, that this Agreement shall be of no force and effect unless and until the Closing (as defined in the Merger Agreement) occurs.

          2.   Position and Duties.  During the Term, the Company agrees to
               -------------------
employ the Executive to serve in such executive capacities as may be assigned to him from time to time by the Company's Chief Executive Officer (the "CEO"). Without limiting the generality of the foregoing, the Executive shall initially serve as Group President of the Company's Patriot Services Group and Corporate Vice President of the Company, and, in such position, Executive will direct the integration of the Company and Patriot. Thereafter, the Executive shall perform such other executive services as may be assigned to him from time to time by the CEO. During the Term, and except for illness or incapacity and reasonable vacation periods of no more than four weeks in any calendar year (or such other period as shall be consistent with the Company's policies for other key executives), the Executive shall devote all of his business time, attention, skill and efforts exclusively to the business and affairs of the Company and its affiliates; provided, however, that the Executive may serve on other boards as a director or trustee, with the prior approval of the CEO, if such service does not interfere with his ability to discharge his duties and responsibilities to the Company.

          3.   Compensation.  For all services rendered by the Executive in any
               ------------
capacity required hereunder during the Term, including, without limitation, services as an executive, officer, director, or member of any committee of the Company, or any subsidiary, affiliate or division thereof, the Executive shall be compensated as follows:

               (a)  Base Salary. The Company shall pay the Executive a fixed
                    -----------
salary of $350,000 per annum or such higher annual amount as may be paid from time to time pursuant to the terms hereof ("Base Salary"). The Base Salary shall be subject to such periodic review (which shall occur in accordance with Company policy) and such periodic increases as the Compensation Committee of the Board of Directors of the Company shall deem appropriate in accordance with the Company's customary procedures and practices regarding the salaries of senior officers, provided, that the annual adjustment shall be no less than the increase in the "Consumer Price Index" now known as the Consumer Price Index for Urban Wage Earners and Clerical Workers, All Items, Philadelphia, Pennsylvania (1967=100), as published by the Bureau of Labor, Statistics, United States Department of Labor. Base Salary shall be payable in accordance with the customary payroll practices of the Company.

               (b)  Bonus Awards.  The Executive shall be entitled to receive an
                    ------------
annual incentive cash compensation award under the Company's policy of providing for the payment of incentive cash compensation to key officers based upon the performance of the Company and the officer's individual performance.

               (c)  Stock Options and Restricted Stock Awards.
                    -----------------------------------------

                    (i) Subject to the terms and conditions of the

          Company's 1994 Stock Option and Restricted Stock Plan (the "Plan"), at the Effective Time, the Company and the Executive will enter into the Stock Option Award Agreement annexed hereto as Exhibit A. The options granted pursuant to such agreement shall vest and become exercisable in installments of twenty-five percent per year commencing on the first anniversary following the Effective Time, provided that the Executive is employed by the Company or any of its affiliates on each such anniversary date. If the Company terminates Executive's employment during the Term due to a Without Cause Termination, all such options shall vest and become immediately exercisable for ninety days following the date of such termination, after which date all options shall lapse. Upon a Termination for Cause of the Executive by the Company during the Term, all such options, whether or not previously vested, shall immediately lapse.

                    (ii) Subject to the terms and conditions of the Plan, at the Effective Time, the Company and the Executive will enter into the Restricted Stock Grant Agreement annexed hereto as Exhibit B. Restrictions on such restricted shares shall lapse on the second anniversary following the Effective Time, so long as, on such date, the Company and the Executive agree that the Executive has satisfied such performance goals as may be mutually agreed upon by the Executive and the CEO. If the Company terminates Executive's employment during the Term due to a Without Cause Termination, all restrictions on such shares shall immediately lapse, provided that such performance goals have been satisfied as of the date of termination. Upon a Termination for Cause of the Executive by the Company during the Term, all such shares, whether or not previously vested, shall be immediately forfeited.

                    (iii) In addition to the grants set forth in Sections 3(c)(i) and 3(c)(ii) of this Section 3, the Executive shall, on and following the Effective Time, be eligible for consideration for stock option grants and restricted stock awards at such times as other similarly situated executives, in accordance with the Company's customary practice.

               (d)  Supplemental Insurance. The Executive shall be entitled to
                    ----------------------
such split dollar life insurance policy as was in place between Patriot and the Executive prior to December 31, 1996.

               (e)  Additional Benefits. Except as modified by this Agreement,
                    -------------------
the Executive shall be entitled to participate in all compensation or employee benefit plans or programs (other than termination pay programs), and to receive all benefits, perquisites and emoluments, for which salaried employees of the Company are generally eligible under any plan or program now or hereafter established and maintained by the Company for senior officers, to the fullest extent permissible under the general terms and provisions of such plans or programs and in accordance with the provisions thereof, including, if available, group hospitalization, health, dental care, life or other insurance, tax-qualified pension, savings, thrift and profit-sharing plans, sick-leave plans, travel or accident insurance, disability insurance, automobile allowance or automobile lease plans, and executive contingent compensation plans, including, without limitation, if available, capital accumulation programs and stock purchase, restricted stock and stock option plans. Notwithstanding the foregoing, nothing in this Agreement shall preclude the amendment or termination of any such plan or program, provided that such amendment or termination is applicable generally to the senior officers of the Company or any subsidiary or affiliate.

               (f) Perquisites.  Executive shall be entitled for each complete
                   -----------
twelve-month period that this Agreement is in effect to reimbursement of tax planning and tax preparation charges, not to exceed $5,000, and to reimbursement of club dues, not to exceed $10,000.

          4.   Business Expenses.  The Company shall pay or reimburse the
               -----------------
Executive for all reasonable travel or other expenses incurred by the Executive (and his spouse where there is a legitimate business reason for his spouse to accompany him) in connection with the performance of his duties and obligations under this Agreement, including, without limitation, expenses for entertainment, travel (including automobile operating expenses), meals, hotel accommodations and the like, in accordance with such rules and policies relating thereto as the Company may from time to time adopt. Reimbursement shall be subject to the Executive's presentation of appropriate vouchers in accordance with such procedures as the Company may from time to time establish for senior officers and to preserve any deductions for federal income taxation purposes to which the Company may be entitled.

          5.   Housing Loan and Assistance.
               ---------------------------

               (a) At or following the Effective Time, upon Executive's relocation to San Francisco, California, the Company shall make a housing loan to the Executive in the sum of $500,000 (the "Housing Loan"). The Housing Loan shall be evidenced by a promissory note (the "Note") in form provided by the Company, and shall be secured by a deed of trust on Executive's principal residence (the "Property"). The Housing Loan shall be without interest prior to "Maturity" (as defined in the Note) and shall be repaid to the Company in full upon the earliest to occur of any of the following: (i) 60 days after termination of Executive's employment for any reason, (ii) sale or other transfer of ownership of the Property, (iii) use of the Property other than as a principal residence, or (iv) 10 years from the date of the Housing Loan.

               (b) Subject to Section 5(c) of this Section 5, the Company shall establish a deferred compensation account on behalf of the Executive in the Company's Deferred Compensation Administration Plan, and, so long as Executive remains in the employment of the Company, the Company shall credit to such account the amount of $50,000 per annum commencing on the first anniversary of the Housing Loan, continuing for the duration of Executive's employment through the tenth anniversary of such date (or a pro rata portion of such amount if the employment of the Executive is terminated during any such year). Such account shall bear interest each year at the rate established by the Board of Directors of the Company (the "Board") (or any duly authorized committee thereof). The balance of such account shall be released to Executive (or, at the Company's sole election, applied against the balance, if any of the Housing Loan) upon the earlier of (i) the Maturity of the Housing Loan following Executive's termination of employment with the Company, or (ii) ten years from the date of the first credit to such account.

               (c) Notwithstanding any other provision of this Section 5, if Executive's employment is terminated for any reason prior to the fifth anniversary of the date of the Housing Loan, Executive shall forfeit the entire sum of such account.

               (d) The Company shall reimburse the Executive, in accordance with its existing policies, for the following reasonable expenses incurred in connection with sale of his current residence and purchase of suitable housing in San Francisco, California: real estate brokerage fees, pest control inspections, title insurance and escrow fees and moving costs (including temporary living expenses, if any, while in transit). In addition, the Company shall reimburse the Executive in an amount up to one-half month of Base Salary for non-receipted, miscellaneous moving expenses.

          6.   Effect of Termination of Employment.
               -----------------------------------

               (a)  Termination by the Company During Term. If the Company
                    --------------------------------------
terminates Executive's employment during the Term due to a Without Cause Termination, the Company shall provide Severance Benefits to the Executive.

               (b)  Termination by the Executive During Term.  If the Executive
                    ----------------------------------------
terminates his employment during the thirty days commencing immediately following the second anniversary date of the Effective Time, the Company shall provide Severance Benefits to the Executive.

               (c)  All Other Terminations. Upon all terminations other than the
                    ----------------------
terminations referred to in Sections 6(a) and 6(b) of this Section 6 (including, but not limited to, voluntary retirement and termination upon or following expiration of the Term), earned but unpaid Base Salary as of the date of termination of employment shall be paid to the Executive in full, and the Company shall have no obligation to provide Severance Benefits. In addition, the Executive shall receive the benefits, if any, to which he is entitled as a former employee under the employee benefit programs and compensation plans and programs maintained for the benefit of the Company's officers and employees.

               (d) Immediately upon termination of the Executive's employment for any reason, Executive shall voluntarily resign from the Board.

               (e)  Definitions.  For purposes of this Agreement, the following
                    -----------
terms have the following meanings:

                    (i) The term "Termination for Cause" shall mean termination of the Executive's employment by the Company upon (i) Executive's misconduct, habitual neglect, dishonesty or other knowing and material violation of the Company's policies and procedures in effect from time to time, (ii) actions (or failures to act) by Executive in bad faith and to the detriment of the Company or any of its affiliates or (iii) a material breach by the Executive of one or more terms of this Agreement.

                    (ii) The term "Without Cause Termination" shall mean a termination of the Executive's employment by the Company, upon 30 days' notice to the Executive, other than a Termination for Cause.

                    (iii)  The term "Severance Benefits" shall mean:

                    (A) the Executive's earned but unpaid Base Salary as of the date of termination of employment;

                    (B) the benefits, if any, to which the Executive is entitled as a former employee under the employee benefit programs and compensation plans and programs maintained for the benefit of the Company's officers and employees;

                    (C) continued coverage under the Company's employee welfare benefit plans (including, but not limited to, group hospitalization, health, dental care, life or other insurance, travel or accident insurance and disability insurance) for three years following the date of termination, with coverage equivalent to the coverage to which the Executive would have been entitled had the Executive continued in employment with the Company during such three years at the highest annual rate of Base Salary achieved during the Executive's period of actual employment with the Company; provided, however, that the Executive may, upon written notice to the Company, elect to receive the present value of such coverage in cash in a lump sum; and

                    (D) an amount equal to three times the sum of the highest Base Salary in effect during the Term and highest bonus paid to the Executive by either the Company or Patriot in any of the four years prior to the date of termination, payable in a lump sum as soon as is practicable following termination.

Payment of Severance Benefits shall be in lieu of any severance, termination or similar payment that would otherwise be due to the Executive under any other severance program, plan or practice of the Company or its subsidiaries and affiliates. Upon commencement of payment of Severance Benefits, the Executive shall not be entitled to any other payment or benefit under this Agreement.

               (f)  Excise Tax Limitation.
                    ---------------------

                    (i) Notwithstanding anything contained in this Agreement to the contrary, to the extent that the payments and benefits provided under this Agreement and benefits provided to, or for the benefit of, the Executive under any other Company plan or agreement (such payments or benefits are collectively referred to as the "Payments") would be subject to the excise tax (the "Excise Tax") imposed under Section 4999 of the Internal Revenue Code of

          1986, as amended (the "Code"), the Payments shall be reduced (but not below zero) if and to the extent necessary so that no Payment to be made or benefit to be provided to the Executive shall be subject to the Excise Tax (such reduced amount is hereinafter referred to as the "Limited Payment Amount"). Unless the Executive shall have given prior written notice specifying a different order to the Company to effectuate the foregoing, the Company shall reduce or eliminate the Payments, by first reducing or eliminating the portion of the Payments which are not payable in cash and then by reducing or eliminating cash payments, in each case in reverse order beginning with payments or benefits which are to be paid the farthest in time from the Determination (as hereinafter defined). Any notice given by the Executive pursuant to the preceding sentence shall take precedence over the provisions of any other plan, arrangement or agreement governing the Executive's rights and entitlements to any benefits or compensation.

                    (ii) The determination of whether the Payments shall be reduced to the Limited Payment Amount pursuant to this Agreement and the amount of such Limited Payment Amount shall be made, at the Company's expense, by an accounting firm selected by the Company which is one of the six largest accounting firms in the United States (the "Accounting Firm"). The Accounting Firm shall provide its determination (the "Determination"), together with detailed supporting calculations and documentation, to the Company and the Executive within ten (10) days of the date of termination of the Executive, if applicable, or such other time as requested by the Company or by the Executive (provided the Executive reasonably believes that any of the Payments may be subject to the Excise Tax).

          7.   Other Duties of Executive During and After Term.
               -----------------------------------------------

               (a)  Confidential Information. Executive acknowledges that by
                    ------------------------
reason of his employment with the Company and Patriot he has and will hereafter, from time to time during the Term, become exposed to and become knowledgeable about proposals, plans inventions, practices, systems, programs, formulas, processes, methods, techniques, research, records, supplier sources, customer lists, and other forms of business information regarding the Company and its affiliates which are not known to the Company's competitors and which are not recognized as being encompassed within standard business or management practices and which are kept secret and confidential by the Company (the

"Confidential Information"). Executive therefore agrees that at no time during or after the period of his employment by the Company will he disclose or use the Confidential Information except, during his employment, as may be required in the prudent course of business for the benefit of the Company.

               (b)  Non-Compete. In consideration of the covenants of the
                    -----------
Company and the Executive hereunder, Executive hereby agrees that, until the latest of: (i) while Executive is employed during the Term, (ii) during such time after the Term as Executive is employed by the Company, (iii) while Executive is receiving Severance Benefits pursuant to this Agreement, or (iv) for a period of one year after Executive's termination of employment for any reason, he will not, unless authorized in writing to do so by the Company, directly or indirectly own, manage, operate, join, control or participate in the ownership, management, operation or control of, or be employed by or otherwise connected in any manner with any business which directly or indirectly competes with any line of business of the Company or any of its affiliates; provided, that nothing in this paragraph shall prohibit Executive after termination of his employment from acquiring up to 5% of any class of outstanding equity securities of any corporation whose equity securities are regularly traded on a national securities exchange or in the over-the-counter market. Executive agrees that for a period ending on the second anniversary after Executive's termination of employment hereunder for any reason, Executive will not (x) recruit any employee of the Company or any of its affiliates or solicit or induce, or attempt to solicit or induce, any employee of the Company or any of its affiliates to terminate his or her employment with, or otherwise cease his or her relationship with, the Company or any of its affiliates, or (y) solicit, divert or take away, or attempt to solicit, divert or take away, the business or patronage of any of the clients, customers or accounts, or prospective clients, customers or accounts, of the Company or any of its affiliates that were contracted, solicited or served by the Executive while employed by the Company or any of its affiliates.

               (c)  Remedies. The Company and Executive confirm that the
                    --------
restrictions contained in Sections 7(a) and 7(b) of this Agreement are, in view of the nature of the business of the Company and its affiliates, reasonable and necessary to protect the legitimate interests of the Company and its affiliates and that any violation of any provision of Section 7(a) or 7(b) will result in irreparable injury to the Company and its affiliates. Executive hereby agrees that, in the event of any breach or threatened breach of the terms or conditions of this Agreement by Executive, the Company's remedies at law will be inadequate and, in any such event, the Company shall be entitled to preliminary or permanent injunctive relief and other equitable relief in any court of competent jurisdiction. Executive further irrevocably consents to the jurisdiction of any Pennsylvania state court or federal court located in the Commonwealth of Pennsylvania over any suit, action or proceeding arising out of or relating to this Section 7 and hereby waives, to the fullest extent permitted by law, any objection that he may now or hereafter have to such jurisdiction or to the laying of venue of any such suit, action or preceding has been brought in an inconvenient forum. This Section 7 of this Agreement shall (x) survive the termination of this Agreement and continue throughout the duration of the Executive's employment with the Company, except as amended or modified by written agreement of the parties and (y) survive the Executive's termination of employment with the Company for any reason.

               (d)  Modification of Terms. If any restriction in this Section 7
                    ---------------------
of this Agreement is adjudicated to exceed the time, geographic, service or other limitations permitted by applicable law in any jurisdiction, the Executive agrees that such may be modified and narrowed, either by a court or the Company, to the maximum time, geographic, service or other limitations permitted by applicable law so as to preserve and protect the Company's legitimate business interest, without negating or impairing any other restrictions or undertaking set forth in this Agreement.

          8.   Withholding Taxes.   The Company may directly or indirectly
               -----------------
withhold from any payments made under this Agreement all federal, state, city or other taxes as shall be required pursuant to any law or governmental regulation or ruling.

          9.   Consolidation, Merger, or Sale of Assets.  Nothing in this
               ----------------------------------------
Agreement shall preclude the Company from consolidating or merging into or with, or transferring all or substantially all of its assets to, another corporation which assumes this Agreement and all obligations and undertakings of the Company hereunder. Upon such a consolidation, merger or transfer of assets and assumption, the terms "Company" as used herein shall mean such other corporation and this Agreement shall continue in full force and effect.

          10.  No Attachment.  Except as required by law, no right to receive
               -------------
payments under this Agreement shall be subject to anticipation, commutation, alienation, sale, assignment, encumbrance, charge, pledge, or hypothecation or to execution, attachment, levy, or similar process or assignment by operation of law, and any attempt, voluntary or involuntary, to effect any such action shall be null, void and of no effect; provided, however, that nothing in this Section 10 shall preclude the assumption of such rights by executors, administrators or other legal representatives of the Executive or his estate and their assigning any rights hereunder to the person or persons entitled thereto.

          11.  No Mitigation.  The Executive shall not be required to mitigate
               -------------
the amount of any payment or benefit provided for in this Agreement by seeking other employment or otherwise, nor shall the amount of any payment or benefit provided for in this Agreement be reduced by any compensation earned by other employment or otherwise.

          12.  Source of Payment.  All payments provided for under this
               -----------------
Agreement shall be paid in cash from the general funds of the Company. The Company shall not be required to establish a special or separate fund or other segregation of assets to assure such payments, and, if the Company shall make any investments to aid it in meeting its obligations hereunder, the Executive shall have no right, title or interest whatever in or to any such investments except as may otherwise be expressly provided in a separate written instrument relating to such investments. To the extent that any person acquires a right to receive payments from the Company hereunder, such right, without prejudice to rights which employees may have, shall be no greater than the right of an unsecured creditor of the Company.

          13.  Severability.  If any provision of the Agreement or application
               ------------
thereof to anyone or under any circumstances is adjudicated to be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect any other provision or application and shall not invalidate or render unenforceable such provision or application in any other jurisdiction.

          14.  Contents of Agreement.  At the Effective Time, without any
               ---------------------
further action by the parties, this Agreement shall supersede all prior agreements between the Executive and Patriot and shall set forth the entire understanding among the parties hereto with respect to the subject matter hereof. This Agreement may not be changed, modified, extended or terminated except upon written amendment approved by the parties hereto. Without limiting the generality of the foregoing, at the Effective Time, the Employment Agreement, effective as of August 1, 1997, between the Executive and Patriot, shall be terminated without any liability of Patriot or the Company thereunder except for accrued and unpaid base salary and business expenses (if any) as of the date of termination.

          15.  Governing Law.  The validity, interpretation, performance, and
               -------------
enforcement of this Agreement shall be governed by the laws of the Commonwealth of Pennsylvania, and Executive consents to the jurisdiction of the state and federal courts of Pennsylvania in any dispute arising under this Agreement.

          16.  Survival.  Any section of this Agreement which provides a benefit
               --------
to the Executive and which does not expressly provide for its termination upon the expiration of the Term shall survive the expiration of the Term, and the obligation to provide benefits to the Executive as set forth in such section shall remain binding upon the Company until such time as the Executive's employment relationship with the Company is terminated and the benefits provided under such section are paid in full to the Executive.

          17.  Miscellaneous.  All section headings are for convenience only.
               -------------
This Agreement may be executed in any number of counterparts, each of which when executed shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument. It shall not be necessary in marking proof of this Agreement or any counterpart hereof to produce or account for any of the other counterparts.

          18.  Arbitration.  Except with respect to actions for preliminary and
               -----------
permanent injunctive relief and other equitable relief under Section 7, any controversy or claim arising out of or relating to this Agreement, or any breach thereof, shall be settled by arbitration in accordance with the rules of the American Arbitration Association, and judgment upon such award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. The arbitration shall be held in Philadelphia, Pennsylvania, unless another location shall be mutually agreed to by the parties at the time of the arbitration. If
Section 6(f) is not applicable, in any dispute between the parties as to which Executive is sustained on the claims(s) by or against him, the Company shall pay all reasonable legal fees incurred by Executive in connection with the dispute over such claim(s). If more than one claim is involved in any dispute and if Executive is sustained as to one or more of such claims but not as to all of such claims, there shall be a reasonable allocation of applicable reasonable legal expenses. The Company will reimburse Executive for those reasonable legal expenses determined by the arbitrator(s) or by the consent of the parties to be allocable to the claim or claims as to which Executive is upheld.


     IN WITNESS WHEREOF, and intending to be legally bound, the Company and Patriot have caused this Agreement to be executed by duly authorized officers, and the Executive has signed this Agreement this 22nd day of September, 1997, effective as of the Effective Time.

                                   McKESSON CORPORATION

                                   By:    /s/  Ivan D. Meyerson
                                          ---------------------------
                                   Name:  Ivan D. Meyerson
                                   Title: Vice President


                                   AMERISOURCE CORPORATION

                                   By:    /s/  Kurt J. Hilzinger
                                          ----------------------
                                   Name:  Kurt J. Hilzinger
                                   Title: Senior Vice President and
                                          Chief Financial Officer


                                   /s/  R. David Yost
                                   ------------------
                                   R. David Yost

183534.08

                   Exhibit A - Stock Option Award Agreement
                   ----------------------------------------


                       NOTICE OF GRANT OF STOCK OPTIONS
                              AND GRANT AGREEMENT

ID:

The following option grant has been awarded to you to purchase McKesson Corporation Common Stock:

          Non-Qualified Stock Option Grant No.     ______________
          Date of Grant                            [Closing Date]
          Stock Option Plan                        1994
          Option Price per Share                   [FMV on Date of Grant]
          Total Number of Shares Granted           50,000
          Total Price of Shares Granted            ____________

You hereby accept the grant of this option subject to the terms and conditions of the Employment Agreement between you and McKesson Corporation, dated September __, 1997, and, to the extent not inconsistent with such Employment Agreement, subject to the terms of this Agreement, the 1994 Stock Option and Restricted Stock Plan ("Plan") and the Statement of Terms and Conditions Applicable to Stock Options Granted under the Plan, incorporated herein by reference, and further acknowledge receipt of copies of such documents, if they have not already been provided to you. PLEASE RETAIN THIS INFORMATION FOR YOUR FILES. You should consult your tax advisor concerning the appropriate reporting requirements regarding this grant. This option vests and becomes exercisable at the rate of 25% per year beginning one year after the date of grant.

Please sign the copy of this Agreement and return it to Dana T.
Iapicca, One Post Street, 29/th/ Floor, San Francisco, CA 94104.

___________________________________       _____________________________
For McKesson Corporation                       Date

___________________________________       _____________________________
Optionee                                       Date

            Exhibit B - Restricted Stock Grant Agreement
            --------------------------------------------


                  RESTRICTED STOCK GRANT AGREEMENT
                              UNDER THE
                        McKESSON CORPORATION
             1994 STOCK OPTION AND RESTRICTED STOCK PLAN

     The Compensation Committee of the Board of Directors has approved a grant to you of 20,000 shares of Restricted Stock (the "Stock") pursuant to the McKesson Corporation 1994 Stock Option and Restricted Stock Plan (the "Plan"), and subject to the terms and conditions of the Employment Agreement between you and the McKesson Corporation, dated September __, 1997. A certificate for the Stock has been issued to you effective [as of the Closing Date] and will be released to you on the second anniversary of the date of grant, i.e., on [______________], subject to the restrictions set forth in your Employment Agreement and, to the extent not inconsistent with your Employment Agreement, in the Plan and the Statement of Terms and Conditions Applicable to Shares of Restricted Stock Granted pursuant to the 1994 Stock Option and Restricted Stock Plan, copies of which are attached hereto and incorporated herein by reference, unless already provided to you.

     Please acknowledge your acceptance of this grant by signing your name in the space provided on the photocopy of this Grant Agreement and return the photocopy to Dana T. Iapicca, Assistant Secretary, McKesson Corporation, One Post Street, Suite 2950, San Francisco, CA 94104.

     If you elect to recognize gross income on the Stock in the year of grant, please telephone Dana Iapicca (415-983-8367) for information and a Section 83(b) election form.

MCKESSON CORPORATION


By:________________________       _________________________
                                            Date

___________________________       _________________________
         Grantee                             Date